Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of Fidelity Deutsche Mark Performance Portfolio, L.P., of our report dated February 16, 1996 on the financial statements and financial highlights included in the December 31, 1995 Annual Report to Shareholders of Fidelity Deutsche Mark Performance Portfolio, L.P.
We also consent to the incorporation by reference in this Post-Effective Amendment, of our report dated February 16, 1996 on the financial statements and financial highlights included in the Annual Report to Shareholders of Fidelity Sterling Performance Portfolio, L.P., and Fidelity Yen Performance Portfolio, L.P.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
February 23 , 1996